EXHIBIT 10.41
***CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission. ***
EVERGREEN SOLAR, INC.
Amendment dated on or about October 1, 2009
to Master Supply Agreement with
IBC Solar AG, dated July 14, 2008
The following prices shall be effective [****] and update prices for the specified products on a temporary basis:
•	For [****] Product to be used [****]: €[****]

•	For [****] Product to be used in [****]: €[****]

Evergreen Solar, Inc.	IBC Solar AG